Jesup & Lamont
                             SECURITIES CORPORATION

                                650 FIFTH AVENUE
                                                          NEW YORK, NY 10019



NASD                                                   TELEPHONE: (212) 307-2660
SIPC                                                   FAX:       (212) 757-7478

                                                                      Draft # 1a

August 4, 2000

W.Richard Lueck
CEO
Geotec Thermal Generators, Inc.
1615 S.Federal Highway
Suite 101
Boca Raton, FL 33432

Dear Mr. Lueck,

         The purpose of this letter agreement (the "Agreement") is to set forth the terms and conditions pursuant to which Jesup & Lamont Securities Corporation ("Jesup") shall serve as an exclusive placement agent in connection with the offering (the "Offering") of securities (the "Securities") of Geotec Thermal Generators, Inc. (the "Company"). The gross proceeds from the Offering is expected to be in excess of $40,000,000. The terms of such Offering and the Securities shall be substantially in the form set forth in Exhibit D hereto.

         Upon the terms and subject to the conditions of this Agreement, the parties hereto agree as follows:

         1. Appointment. Subject to the terms and conditions of this Agreement hereinafter set forth, the Company hereby retains Jesup, and Jesup hereby agrees to act as the Company's exclusive placement agent and financial advisor in connection with the Offering, effective as of the date hereof. The Company expressly acknowledges and agrees that Jesup's obligations hereunder are on a reasonable best efforts basis only and that the execution of this Agreement does not constitute a commitment by Jesup to purchase the Securities and does not ensure the successful placement of the Securities or any portion thereof or the success of Jesup with respect to securing any other financing on behalf of the Company.


         2. Fees and Compensation. In consideration of the services rendered by Jesup in connection with the Offering, the Company agrees to pay Jesup the following fees and other compensation:

        (a) A total cash fee equal to 10.00% of any funds received by the Company from any investors or lenders contacted and listed in Exhibit E by Jesup while this Agreement is in effect. Each contact of an investor or lender by Jesup while this Agreement is in effect shall require the written acknowledgement of the Company.

        (b) A fee consisting of 10% warrant coverage for the initial placement of at least $2,500,000 and additional fee of 500,000 warrants (the Placement Agents Warrants") once the Equity Line commitment is in place. The Placement Agents Warrants, which shall be satisfactory in form and substance to Jesup and its counsel, will expire three years from the date of issuance, will be non-callable and will be exercisable at 125% of the Closing Price (120% of the Closing Price for on the Equity Line) as reported by Bloomberg on the Closing Date. The holders of the Placement Agent Warrants will have an unlimited number of "piggyback" registration rights.

        (c)    1.00% expense allowance against money raised.

         3. Terms of Retention. Unless extended or terminated in writing by the parties hereto, this Agreement shall remain in effect until August 31, 2000.

         Notwithstanding anything herein to the contrary, the obligation to pay the Fees and Compensation described in Section 2, if any, and paragraph 2, 6, and 8 of Exhibit A and all of Exhibit B and Exhibit C attached hereto, shall survive any termination or expiration of the Agreement, should a closing take place. Not withstanding the foregoing, it is expressly understood and agreed by the parties hereto that any private financing, whether through senior or subordinated debt or equity, of the Company within 18 months of the termination of this Agreement, with any qualified investors or lenders contacted and listed in Exhibit E by Jesup while this Agreement was in effect, shall result in cash fees due and payable by the Company to Jesup under the same terms of Section 2 above.

         4. Due Diligence. Jesup's role as the placement agent in connection with the Offering is subject to its satisfactory completion of due diligence of the Company's business plans, future business and financial conditions. If Jesup is unsatisfied with the results of its due diligence, Jesup shall give a written notice of such to the Company, and upon receipt of such notice by the Company this Agreement will terminate and, notwithstanding the provisions of section 3 hereof the Company's obligation under sections 2 hereof shall be terminated.

         5. Information. The Company recognizes and confirms that in completing its engagement hereunder, Jesup will be using and relying on publicly available information and on data, material and other information furnished to Jesup by the Company. It is understood that in performing under this engagement, Jesup may assume and rely upon the accuracy and completeness of, and is not assuming any responsibility for independent verification of, such publicly available information and the other information so furnished.

         6.  Intentionally Ommitted.

         7. Offers and Sales Only to Institutional Accredited Investors. Offers and sales of the Securities will be made only to institutional investors that are reasonably believed to be "accredited investors" as defined in Rule 501(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act") (each such institutional investor being hereby referred to as an "Institutional Accredited Investor"). Jesup shall use reasonable care to ensure, including through the use of investor questionnaires and subscription agreements, that purchasers acquire the Securities for their own account, for investment purposes only, and not with a view to resale.

         8. No General Solicitation. The Securities will be offered only by approaching prospective purchasers on an individual basis. No general solicitation or general advertising in any form will be used in connection with the offering of the Securities.

         9. Miscellaneous. This Agreement constitutes the entire understanding and agreement between the parties with respect to its subject matter and there are no agreements or understandings with respect to the subject matter which are contained in this Agreement. This Agreement may be modified only in writing signed by the party to be charged hereunder.

         If the foregoing correctly sets forth our agreement, please confirm this by signing and returning to us the duplicate copy of this letter whereupon it shall become a binding agreement between the Company and Jesup.

         We appreciate this opportunity to be of service and are looking forward to working with you on this matter.

                                                    Very truly yours,
                                                    JESUP & LAMONT
                                                    SECURITIES CORPORATION


                                                    By:
                                                    ----------------------------
                                                    Howard F. Curd - President

         Agreed to and Accepted
         as of the Effective Date:

         Geotec Thermal Generators, Inc.


By:
         -------------------------------
         W.Richard Lueck
         CEO

                                                                       EXHIBIT A

                          STANDARD TERMS AND CONDITIONS

1. The Company shall promptly provide Jesup with all relevant information about the Company (to the extent available to the Company in the case of parties other than the Company) that shall be reasonably requested or required by Jesup, which information shall be accurate in all material respects at the time furnished.

2. Jesup shall keep all information obtained from the Company strictly confidential except: (a) information which is otherwise publicly available, (b) Jesup may disclose such information to its employees and attorneys, and to its other advisors and financial sources on a need to know basis only and shall ensure that all such employees, attorneys, advisors and financial sources will keep such information strictly confidential; and (c) pursuant to any order of a court of competent jurisdiction or other governmental body or as may otherwise be required by law.

3. The Company recognizes that in order for Jesup to perform properly its obligations in a professional manner, it is necessary that Jesup be informed of and, to the extent practicable, participate in meetings and discussions between the Company and any third party relating to the matters covered by the terms of Jesup's engagement.

4. The Company agrees that any report or opinion, oral or written, delivered to it by Jesup is prepared solely for its confidential use and shall not be reproduced, summarized, or referred to in any public document or given or otherwise divulged to any other person without Jesup's prior written consent, except as may be required by applicable law or regulation, which consent shall not be unreasonably withheld or delayed.

5. No fee payable to Jesup pursuant to any other agreement with the Company or payable by the Company to any lender shall reduce or otherwise affect any fee payable by the Company to Jesup under this Agreement.

6. The Company represents and warrants that: (a) it has full right, power and authority to enter into this agreement and to perform all of its obligations hereunder; (b) this Agreement has been duly authorized and executed and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms; and (c) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby does not conflict with or result in a breach of (i) the Company's certificate of incorporation or by-laws or (ii) any agreement to which the Company is a party or by which any of its property or assets is bound.

7. Nothing contained in this Agreement shall be construed to place Jesup and the Company in the relationship of partners or joint venturers. Neither Jesup nor the Company shall represent itself as the agent or legal representative of the other for any purpose whatsoever nor shall either have the power to obligate or bind the other in any manner whatsoever. Jesup, in performing its services hereunder, shall at all times be an independent contractor.

8. This Agreement has been and is made solely for the benefit of Jesup and the Company and each of the persons, agents, employees, officers, directors and controlling persons referred to in Exhibit B and their respective heirs, executors, personal representatives, successors and assigns, and nothing contained in this Agreement shall confer any rights upon, nor shall this agreement be construed to create any rights in, any person who is not party to such agreement, other than as set forth in this paragraph.

9. The rights and obligations of either party under this Agreement may not be assigned without the prior written consent of the other party hereto and any other purported assignment shall be null and void.

         All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and shall be mailed, hand delivered, or telexed or telegraphed and confirmed by letter, to the party to whom it is addressed at the following addresses or such other address as such party may advise the other in writing:

                           To the Company:
                           Geotec Thermal Generators, Inc.
                           1615 S.Federal Highway
                           Suite 101
                           Boca Raton, FL 33432
                           Attention:       W. Richard Lueck
                                            CEO
                           Telephone:       (561) 447-7370
                           Facsimile:       (561) 447-7371

                           To Jesup:
                           Jesup & Lamont Securities Corporation
                           650 Fifth Avenue
                           New York, NY  10019
                           Attention:       Howard F. Curd,
                                            President
                           Telephone:       (212) 307-2660
                           Facsimile:       (212) 757-7478

All notices hereunder shall be effective upon receipt by the party to which it is addressed.

                                                                       EXHIBIT B

                                 INDEMNIFICATION

         The Company agrees that it shall indemnify and hold harmless, Jesup, its stockholders, directors, officers, employees, agents, affiliates and controlling persons within the meaning of Section 20 of the Securities Exchange Act of 1934 and Section 15 of the Securities Act of 1933, each as amended (any and all of whom are referred to as an "Indemnified Party"), from and against any and all losses, claims, damages or liabilities, joint and several, and all actions in respect thereof (including, but not limited to, all legal or other expenses reasonably incurred by an Indemnified Party in connection with the preparation for or defense of any claim, action or proceeding, whether or not resulting in any liability), sustained or incurred by an Indemnified Party: (a) arising out of, or in connection with, any untrue statement or alleged untrue statement of a material fact contained in any of the financial or other information furnished to Jesup by or on behalf of the Company or the omission (or alleged omission) therefrom of a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (b) actions by the Company with respect to, caused by, or otherwise arising out of any transaction contemplated by the Agreement or Jesup's performing the services contemplated hereunder; provided, however, the Company will not be liable under clause (b) hereof to the extent that any loss, claim, damage or liability is found to have resulted from Jesup's gross negligence or bad faith in performing such services and except or from any breach by Jesup of any of its agreements contained in this Agreement; and provided further however that the Company shall be liable hereunder only up to a maximum amount equal to the amount raised by Jesup under the Agreement.

         If the indemnification provided for herein is determined (by an entry of final judgment by a court of competent jurisdiction) to be unenforceable by an Indemnified Party hereunder in respect to any losses, claims, damages or liabilities referred to therein (except by reason of gross negligence or bad faith as provided above), then the Company, in lieu of indemnifying such Indemnified Party, shall contribute any amounts paid or payable by such Indemnified Party in such proportion as is appropriate and equitable under all circumstances taking into account the relative benefits received by and the relative fault of each such party; provided, however, in no event shall Jesup and/or any Indemnified Party be required to contribute an amount in excess of net compensation received by Jesup and/or such Indemnified Party pursuant to this Agreement.

         The foregoing indemnification and contribution provisions are not in lieu of, but in addition to, any rights which any Indemnified Party may have hereunder or otherwise.

         Each of the parties hereto agrees to notify the other promptly of the assertion against it, or to its knowledge to any other person or any claim or the commencement of any action or proceeding relating to any activity contemplated by this Agreement; provided, however, the failure to so notify the other party shall not alter any parties'

                                                           EXHIBIT B (CONTINUED)

rights or obligations under this Agreement unless the indemnifying party demonstrates prejudice thereby.

                                                                       EXHIBIT C


                                  JURISDICTION

         The Company hereby irrevocably: (a) submits to the jurisdiction of any court of the State of New York or any federal court sitting in the State of New York for the purposes of any suit, action or other proceeding arising out of the agreement between the Company and Jesup which is brought by or against the Company by Jesup; (b) agrees that all claims in respect of any suit, action or proceeding may be heard and determined in any such court; and (c) to the extent that the Company has acquired, or hereafter may acquire, any immunity from jurisdiction of any such court or from any legal process therein, the Company hereby waives, to the fullest extent permitted by law, such immunity.

         The Company waives, and the Company agrees not to assert in any such suit, action or proceeding, in each case, to the fullest extent permitted by applicable law, any claim that: (a) the Company is not personally subject to the jurisdiction of any such court; (b) the Company is immune from any legal process (whether through service or notice, attachment prior to judgement, attachment in the aid of execution, execution or otherwise) with respect to it or its property; (c) any such suit, action or proceeding is brought in an inconvenient forum; (d) the venue of any such suit, action or proceeding is improper; or (e) this agreement may not be enforced in or by any such court.

         Any process against the Company in, or in connection with, any suit, action or proceeding filed in the United States District Court for the Southern District of New York or any other court of the State of New York, arising out of or relating to this Agreement or any transaction or agreement contemplated hereby, may be served on personally, or by air mail (with the same effect as though served upon the Company personally) addressed to the Company at the address set forth in the agreement between the Company and Jesup.

         Nothing in these provisions shall effect any party's right to serve process in any manner permitted by law or limit its rights to bring a proceeding in the competent courts of any jurisdiction or jurisdictions or to enforce in any lawful manner a judgement obtained in one jurisdiction in any other jurisdiction.

                                                                       EXHIBIT D


[The term sheet will be mutually agreed upon by the Company and the investors]

                                                                       EXHIBIT E

                                    INVESTORS

1.       Rhino Advisors
2.